                                                                    EXHIBIT 10.1

                              ACQUISITION AGREEMENT


         THIS ACQUISITION AGREEMENT is made and entered into on October 12, 2004 (the "Agreement") but effective on the "Effective Date" (as defined below) among GREENBRIAR CORPORATION, a Nevada corporation ("GBR" or the "Company"), RONALD FINLEY, an individual ("R.Finley"), JEFFERY A. FINLEY, an individual ("J.Finley"), BRADFORD A. PHILLIPS, an individual ("B.Phillips") and GENE E. PHILLIPS, an individual ("G.Phillips").

                                   WITNESSETH:

         WHEREAS, R.Finley and J.Finley are the collective owners of 100 shares of Common stock, par value $1.00 per share, of Finley Equities, Inc., a Texas corporation converted from a Texas limited liability company, organized by Articles of Organization filed June 9, 2004 with the Secretary of State of Texas ("FEINC");

         WHEREAS, B.Phillips and G.Phillips are the collective owners and holders of 1,000 shares of Common stock of American Realty Management, Inc., a Nevada corporation ("ARM"), which was incorporated by Articles of Incorporation filed with the Secretary of State of Nevada on May 2, 2002.

         WHEREAS, each of FEINC and ARM own an undivided one-half of the equity interest in Tacaruna Holdings B.V., a Netherlands company ("Tacaruna"), same consisting of 200 ordinary shares having a value of 100 Euros per share, of which 100 ordinary shares are owned and held by FEINC and 100 ordinary shares are owned and held by ARM (all collectively, the "TBV Stock");

         WHEREAS, Tacaruna is the owner and holder of (among other assets) 36,762 ordinary shares (approximately 30%), having a value of 1.00 Euro per share (the "CB Stock") of Cabletel AD, formerly known as Cable Bulgaria AD, a company incorporated in the Republic of Bulgaria ("Cabletel"), which is engaged in the telecommunications and information services industry and Tacaruna, through its ownership of equity interests in one other entity indirectly owns an additional 44.8% of Cabletel, and Tacaruna has the right to acquire the remainder of the equity interests in such other entity to the end that Tacaruna may ultimately own all of the outstanding ordinary shares of Cabletel;

         WHEREAS, the Company desires to ultimately own and control all of the CB Stock, and in order to do so, is willing to acquire all of the issued and outstanding capital stock of FEINC from R.Finley and J.Finley and is willing to acquire all of the issued and outstanding capital stock of ARM from B.Phillips and G.Phillips (for convenience of reference, all of R.Finley, J.Finley, B.Phillips and G.Phillips are sometimes collectively referred to as the "Holders");

         WHEREAS, the Company is authorized by its Articles of Incorporation, as amended, to issue up to 10,000,000 shares of Preferred Stock, designateable in series;

         WHEREAS, the Company, subject to the preparation and filing of an appropriate Certificate of Designation of Preferences, etc., with the Secretary of State of Nevada, desires to designate a new series of Preferred Stock of the Company described below;

         WHEREAS, notwithstanding the actual date of this Agreement and its consummation, the parties hereto desire that the transactions contemplated by this Agreement shall be effective for tax and accounting purposes as at the close of business on October 1, 2004.

         ACCORDINGLY, for and in consideration of the foregoing premises, the mutual promises, covenants, representations and warranties contained herein, and on the terms and subject to the conditions set forth herein, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged by all of the parties hereto, the parties hereto do hereby agree as follows:

         1. Adoption of Recitals. All of the recitals set forth above are hereby adopted, confirmed, ratified and approved in the same manner as if fully recopied herein.

         2. Designation of Preferred Stock. Contemporaneously with the execution of this Agreement, the Company will designate a new series of its Preferred Stock pursuant to that certain Certificate of Designations, Preferences and Relative Participating or Optional or Other Special Rights and Qualifications, Limitations or Restrictions Thereof, substantially in the form annexed hereto as Exhibit "A" (the "Certificate of Designations"), pursuant to which the Company shall designate a Series J 2% Cumulative Preferred Stock consisting of at least 31,500 shares, having a liquidation value of $1,000 per share (the "Preferred Stock") to be issued by the Company pursuant to the terms and conditions hereof and in conformity with the Certificate of Designations. The Preferred Stock will have the right to cumulative cash dividends of $20 per share per annum, payable quarterly, payment of $1,000 per share in the event of dissolution, liquidation or winding up of the Company before any distribution is made by the Company to its common stockholders, optional redemption at any time after September 30, 2006, at a price of $1,000 per share plus cumulative dividends, no initial right of conversion into any other securities of the Company, and voting rights consisting of five votes per share of Preferred Stock outstanding, voting together with all other classes of stock, all as set forth in such Certificate of Designations.

         3. Closing and Closing Date. The sale and transfer referred to in paragraph 4 below (the "Closing") shall take place at 1755 Wittington Place, Dallas, Texas 75234, on October 12, 2004, or at such date at such other place as shall be fixed by mutual agreement of the parties hereto. The time and date of Closing is referred to herein as the "Closing Date."

         4. Transfer and Exchange of Equity Interests. Under the terms and subject to the other conditions herein, and upon the performance of the parties hereto of their respective obligations hereunder, on the Closing Date, the Holders will collectively transfer to the Company all of each Holder's respective right, title and interest in and to all shares of stock, whether common or preferred, of FEINC (as to and from R.Finley and J.Finley) and all shares of stock, whether common or preferred, of ARM (as to B.Phillips and G.Phillips) in exchange for the consideration described below, all of such stock of FEINC and stock of ARM to be free and clear of all liens, pledges, encumbrances, claims, charges, agreements, rights, options, warrants or restrictions of any kind, nature or description such that the Company will become the sole stockholder of FEINC by owning all the issued and outstanding capital stock (whether common or preferred) outstanding and issued by FEINC, and that the Company shall become the sole stockholder of ARM by owning all of the issued and outstanding capital stock (whether common or preferred) outstanding and issued by ARM.

         5. Consideration. For and in total consideration for the transfer from the Holders to the Company of all of the issued and outstanding capital stock (whether common or preferred) of each of FEINC and ARM, the Company shall exchange to the Holders as the sole consideration for this exchange the value of $31,500,000 payable by the issuance and delivery to the Holders of an aggregate of 31,500 shares of Preferred Stock, having a liquidation value of $1,000 per share, which Preferred Stock shall be delivered at the Closing to the following individuals in the number of share amounts set forth opposite their respective names below:

                                                  NO. OF SHARES OF
         NAME                                     PREFERRED STOCK
         ----                                     ----------------
         J.Finley                                            1,575
         R.Finley                                           14,175
         B.Phillips                                          3,150
         G.Phillips                                         12,600
                                                            ------
                 TOTAL:                                     31,500
                                                            ======

It is the intention of all of the parties to this exchange that such exchange shall qualify as a "tax free" reorganization for United States federal income tax purposes.

         6. Effective Date of Transaction for Tax and Accounting Purposes. Notwithstanding the date of execution of this Agreement or the Closing Date or the date of actual transfer of certificates representing the stock of FEINC and the certificates representing the stock of ARM or the certificates representing the Preferred Stock, the parties hereto agree that for tax and accounting purposes, the transactions covered by this Agreement shall be effective as at the close of business in Dallas, Texas, on October 1, 2004 (the "Effective Date").

         7. Representations of R.Finley and J.Finley as to FEINC. R.Finley and J.Finley hereby represent and warrant, jointly and severally, to the Company and agree with the Company that the following representations are true, complete and correct on the date of this Agreement, shall be true and correct on the Closing Date and shall survive the date of this Agreement as provided herein.

                  (a) FEINC Capitalization. FEINC is a Texas corporation converted on August 20, 2004 from a Texas limited liability company originally organized by Articles of Organization filed with the Secretary of State of Texas on June 9, 2004, the authorized number of shares of capital stock of which consists of shares of Common stock, having a par value of $1.00 per share, of which 100 shares are issued and outstanding and owned by J.Finley as to 10 shares, and R.Finley as to 90 shares, in each instance free and clear of all liens, pledges, encumbrances, claims, charges, agreements, rights, options, warrants or restrictions of any kind, nature or description. All of the outstanding shares of Common stock of FEINC have been duly-authorized, fully-paid and are non-assessable.

                  (b) Capacity and Binding Obligations. Each of J.Finley and R.Finley have all requisite capacity, power and authority to execute, deliver and perform their respective obligations under this Agreement and each of the documents contemplated hereby to be executed by J.Finley or R.Finley. This Agreement has been duly-executed and delivered by J.Finley and R.Finley and constitutes a legal, valid and binding obligation of each of R.Finley and J.Finley enforceable in accordance with its terms.

         8. Representations of B.Phillips and G.Phillips as to ARM. B.Phillips and G.Phillips represent and warrant, jointly and severally, to the Company and agree with the Company that the following representations are true, complete and correct on the date of this Agreement, shall be true and correct on the Closing Date and shall survive the date of this Agreement as provided herein.

                  (a) ARM Capitalization. ARM is a Nevada corporation, incorporated by Articles of Incorporation filed with the Secretary of State of Nevada on May 2, 2002, the authorized number of shares of capital stock which consist of 1,000 shares of common stock, par value $1.00 per share, of which 1,000 shares of common stock are issued and outstanding and owned by B.Phillips as to 200 shares and G.Phillips as to 800 shares, in each instance free and clear of all liens, pledges, encumbrances, claims, charges, agreements, rights, options, warrants or restrictions of any kind, nature or description. All of the issued and outstanding shares of common stock of ARM have been duly-authorized, fully-paid and are non-assessable.

                  (b) Capacity and Binding Obligations. Each of B.Phillips and G.Phillips have all requisite capacity, power and authority to execute, deliver and perform their respective obligations under this Agreement and each of the documents contemplated hereby to be executed by B.Phillips or G.Phillips. This Agreement has been duly-executed and delivered by B.Phillips and G.Phillips and constitutes a legal, valid and binding obligation of each of B.Phillips and G.Phillips enforceable in accordance with its terms.

         9. Representations of the Holders. Each of the Holders, jointly and severally represent and warrant to the Company and agree with the Company that the following representations and warranties and true, complete and correct on the date of this Agreement, shall be true and correct on the Closing Date and shall survive the date of this Agreement as provided herein.

                  (a) Capitalization of Tacaruna. Tacaruna is a Netherlands private limited liability company organized on December 11, 2000, is authorized to issue 1,000 ordinary shares, having a value of 100 Euros per share, of which 200 ordinary shares have been issued and outstanding, of which 100 ordinary shares are owned of record and beneficially by FEINC and 100 ordinary shares are owned of record and beneficially by ARM. All of the ordinary shares constituting the TBV Stock are duly-authorized, fully-paid and non-assessable, and all applicable documentary stamps, both original and transfer required to be purchased and affixed have been purchased and affixed with respect to the original issuance and transfer of the outstanding ordinary shares constituting the TBV Stock.

                  (b) Capitalization of Cabletel. Cabletel is a company incorporated in, duly-organized, validly-existing and in good standing under the laws of the Republic of Bulgaria, having been organized on June 4, 1999. Cabletel is qualified to do business and in good standing in all jurisdictions in which qualification is necessary because of the character of the properties owned by it or the nature of its activities. The authorized capital stock of Cabletel consists of 122,542 ordinary shares, having a nominal value of 100 BGN per ordinary share, of which 36,762 ordinary shares are outstanding and owned by Tacaruna, which, except for an assumed pledge as collateral for a bank loan, are free and clear of all liens, pledges, encumbrances, claims, charges, agreements, rights, options, warrants or restrictions of any kind, nature or description, and of which 85,780 ordinary shares are owned by another entity which is approximately 64% owned by Tacaruna. Tacaruna also holds an option or right (but has no obligation) to acquire the balance of 36% of such other entity which, if exercised, would cause Tacaruna to indirectly own the balance of the 85,780 ordinary shares of Cabletel. All of the outstanding ordinary shares constituting the CB Stock are duly-authorized, fully-paid and non-assessable, and all applicable documentary stamps, both original and transfer, required to be purchased and affixed have been purchased and affixed with respect to the original issuance and transfer of the outstanding ordinary shares comprising the CB Stock. Cabletel has the full power and authority, corporate and otherwise, to carry on its businesses now conducted and to own or lease and to operate its properties and assets now owned or leased and operated by it.

                  (c) Approvals. The Holders individually have all requisite authority to execute and deliver this Agreement.

                  (d) Financial Statements. Schedule 1 annexed hereto consists of copies of the Annual Report and Annual Financial Report as of December 31, 2003, 2002 and 2001 of Cabletel, prepared in accordance with the National Accounting Standards ("NAS") and the audit financial report of each has been certified by PricewaterhouseCoopers Audit OOD and present the financial condition of Cabletel as at the ending dates of the periods indicated in each and the results of operations for the year then ended and have been prepared in accordance with the NAS, consistently applied.

                  (e) Title to Properties. Cabletel has such title to all of its material properties and assets as is necessary for the conduct of its business as such business is presently conducted, except (i) to the extent stated or specifically reserved against in the December 31, 2003 balance sheet and for changes occurring in the ordinary course of business after the date of that balance sheet, none of which changes are materially adverse or (ii) as set forth in Schedule 2 annexed hereto.

                  (f) Contracts and Commitments. To the knowledge of the Holders, Cabletel is not a party to, or has any material contract or commitment of any kind or nature whatsoever, including without limitation, and lease, license, franchise, employment, consultant or commission agreement, or pension, profit sharing, bonus, stock purchase, retirement, hospitalization insurance or other plan or arrangement involving employee benefits, contract with any labor union or contract for services, materials, supplies or equipment or for the sale or purchase of any of its products or assets except (i) for the contracts set forth in Schedule 3 annexed hereto, true copies of which have been delivered by or on behalf of The Holders to the Company; (ii) employment contract terminable on not more than 30 days' notice; and
         (iii) purchase orders from customers accepted in the ordinary course of business. To the best knowledge of The Holders, no party to any contract set forth on Schedule 3 is in default and no claim of default by any party has been made or is now pending.

                  (g) Insurance. Schedule 4 annexed hereto is a true and complete list of all policies of fire, liability and other forms of insurance owned or held by Cabletel. All of such policies are valid and binding and in full force and effect as of the date hereof and cover all of the assets and properties of Cabletel in such amounts and against such losses and risks as are set forth in such policies.

                  (h) Litigation. Except as listed and briefly described on
         Schedule 5 annexed hereto, there are no actions, suits or proceedings or investigations pending or to the knowledge of The Holders threatened against or affecting Cabletel at law or equity in any court or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality. Cabletel is not in default with respect to any judgment, order, writ, injunction, decree or permit or similar instrument in any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

                  (i) Employee Status. There are no controversies pending or to the knowledge of the Holders threatened between Cabletel and any of its employees, and within the last three years, Cabletel has not suffered or sustained any labor dispute resulting in any work stoppage.

                  (j) Intangible Property. Schedule 6 annexed hereto contains a true and complete list of all patents, patent applications, trademarks, tradenames, copyrights and licenses (whether owned as licensor or held as licensee) owned or held by Cabletel or in which Cabletel has an interest. All of such patents, patent applications, trademarks, tradenames and copyrights are owned by Cabletel free of any license or encumbrances. The business now operated by Cabletel, the products sold or installed by it and the trademarks and tradenames used by it, have, to the best knowledge of the Holders, have not infringed and do not infringe upon any patents, trademarks, tradenames, copyrights or other rights of any Person.

                  (k) Restrictive Nature of Securities. The Holders have each been advised by counsel that the shares of Preferred Stock being issued to the Holders pursuant to this Agreement have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws. Accordingly, each of the Holders hereby acknowledges that such securities may not be fully-transferable, and that each of the Holders may have to bear the economic risk of investment in such securities for an indefinite period of time. Each of the Holders hereby represents and warrants that he is acquiring all of such securities for his own account, for investment, and not with a view toward distribution thereof to any other Person except in compliance with the provisions of the Act and any applicable state securities laws.

                  (l) Experience; Suitability. Each of the Holders is experienced in the business of the Company and is an "Accredited Investor" within the meaning of Rule 501(a) under the Act, or, if not an Accredited Investor, together with its purchaser representative within the meaning of Rule 501(h) under the Act, has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of the investment in the Preferred Stock and has the capacity to protect its own interest. Each of the Holders has determined that the investment in the Preferred Stock is suitable in light of his own circumstances, and each of the Holders acknowledges that the Company has only made those representations set out in this Agreement as to the Preferred Stock and that he has performed such due diligence as he believes necessary. Each of the Holders also acknowledges that there are substantial restrictions on the transferability of the shares of Preferred Stock, and that such shares of Preferred Stock may be required to be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. Accordingly, Each of the Holders acknowledges that it may not be possible for him to liquidate its investment in the shares of Preferred Stock without registration pursuant to the Act.

         10. Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Holders and agrees with the Holders that the following representations and warranties are true, complete and correct on the date of this Agreement and shall survive the date of this Agreement as provided herein.

                  (a) Organization. The Company is a corporation duly-organized, validly-existing and in good standing under the laws of the State of Nevada. This Agreement is a valid and binding obligation of the Company enforceable in accordance with its terms, and the Company has the full power and authority (corporate and other) to perform its obligations under this Agreement.

                  (b) Authority Relative to this Agreement. Subject to any requisite approval by the Secretary of State of Nevada to the filing of the Certificate of Designations, the Company has the requisite power and authority to enter into, execute and deliver this Agreement, and to consummate and perform all of the transactions contemplated hereby. The execution and delivery of this Agreement by the Company, and upon receipt of any necessary approvals, consummation and performance of the transactions contemplated hereby, will have been duly and validly-authorized by all necessary corporate or other proceedings, and this Agreement will constitute the valid and legally binding obligation of the Company enforceable in accordance with its terms. Subject to the receipt of any approval from the Secretary of State of Nevada with respect to the Certificate of Designations, the execution, delivery, consummation and performance of this Agreement by the Company will not conflict with, result in a breach or violation of any term or provision of, or constitute a default under, the Articles of Incorporation or Bylaws of the Company nor conflict with, result in any breach or violation of any material term or provision of, or constitute a material default under, any statute, indenture, mortgage, deed of trust, note agreement or other agreement or other instrument to which the Company is a party or by which it is bound.

                  (c) Availability of Public Documents. The Company has made available to The Holders copies of its public filings pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company is subject to the informational filing requirements of the Exchange Act, and in accordance therewith, is required to file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission").

         11. Certain Covenants. The parties hereto each hereby covenant to the other and agree with the other as follows:

                  (a) Continuation of Business of Cabletel. Between the date hereof and the Closing Date, each of the Holders will use his respective best lawful efforts to cause Cabletel to continue to carry on its business in the manner hereto carried on, to keep its business organization intact, to make available the service of present employees of Cabletel and to preserve the relationships with customers, suppliers, and others having business relationships with Cabletel. Between the date hereof and the Closing Date, the Holders will not permit, and FEINC, ARM, Tacaruna and Cabletel will not, without the prior written consent of the Company or except as otherwise provided in this Agreement:

                           (i) issue or sell any stock, notes, bonds or other
                  corporate securities, or options to purchase the same, or enter into any agreements in respect thereof;

                           (ii) declare, set aside or make (or become obligated
                  for) any payment or distribution in respect of its ordinary shares or other securities, directly or indirectly redeem, purchase or acquire any shares of such stock or make (or become obligated to make) any loans or advances to any employee or shareholder;

                           (iii) amend its governing instruments;

                           (iv) incur any obligation or liability (absolute or
                  contingent) except current liabilities and obligations incurred in the ordinary course of business, or pay any liability or obligation (absolute or contingent) other than current liabilities and obligations incurred in the ordinary course of business,

                           (v) sell, assign or transfer any of its tangible
                  assets or any patent, tradename, copyright, license, franchise or other intangible asset or property except in the ordinary course of business;

                           (vi) mortgage, pledge or grant or suffer to exist any
                  lien or other encumbrance or charge on any of its assets or properties, tangible or intangible;

                           (vii) make any changes in compensation payable to
                  officers, directors or any material increase in compensation payable to any other employees.

                  (b) Access to Information and Records. Each of the Holders will cause FEINC, ARM, Tacaruna and Cabletel to permit the Company, its counsel and accountants and others designated by the Company, upon reasonable notice to Cabletel, to have full access during normal business hours in the period between the date hereof and the Closing Date to the properties, books, contracts and records of Cabletel and Tacaruna and to observe and consult with respect to the operations of Cabletel and Tacaruna during such period and will furnish the Company with any and all information concerning said property and the business and affairs of Cabletel as Tacaruna may reasonably request.

                  (c) Continuing Business. From and after the date hereof and the Closing Date, except as an employee of the company or one of its subsidiaries or as a stockholder of the Company, none of the Holders will conduct any business or enter into any transaction relating to telecommunications and information services business in the Republic of Bulgaria, unless the events described in paragraph 16(c) result in the Holders acquiring, directly or indirectly, Cabletel.

                  (d) No Brokers. All negotiations relative to this Agreement, and the transactions contemplated hereby have been carried on by each of the Holders and the Company directly without the intervention of any other Person as the result of any act of any of the Holders or the Company which might give rise to any valid claim against any of the parties hereto for a brokerage commission or like payment. Each of the parties hereto hereby agrees to indemnify, save and hold harmless all other parties from and against any such claim of any such Person.

                  (e) Confidentiality. Each of the parties hereto agree that pursuant to this Agreement each has received and gained access to financial, operating or other proprietary information with respect to the Company, FEINC, ARM, Tacaruna, Cabletel and each other concerning the operation of their respective businesses. Each of the parties hereto agree to keep all such information confidential, to restrict its circulation to those of its employees, counsel, financial advisors and lenders necessary for the accomplishment of the transactions contemplated by this Agreement. Without prior consultation and agreement, none of the parties hereto shall make any public disclosure of the fact of this transaction, the parties hereto, the terms hereof or any other matter related hereto, and the parties hereto shall each use their respective best lawful efforts to avoid such publicity in any meeting; provided, however, that the Company may unilaterally release such information to the general public as it, or its counsel, may deem appropriate to fulfill the Company's obligations under applicable federal and state securities laws, including filings required under the Exchange Act and disclosure to the American Stock Exchange, Inc. ("AMEX").

         12. Special Covenants. The parties to this Agreement and each certificate representing shares of Preferred Stock initially issued to the Holders pursuant to this Agreement shall be subject to the following provisions of this Agreement for the reasons and as set forth below:

                  (a) Transfer Restriction. The Preferred Stock shall only be transferable in transactions which shall be exempt from the registration requirements of the Act. Each of the Holders of such Preferred Stock, by acceptance thereof agrees, that an appropriate legend shall remain on the certificates representing such shares to give notice to any potential purchaser that no transfer of such shares shall be valid or effective until certain conditions have been fulfilled. Each of the Holders of such shares of Preferred Stock, by acceptance thereof, agrees, prior to any proposed transfer, to give written notice to the Company expressing such holder's intention to effect such transfer and describing briefly the manner of the proposed transfer. Promptly upon receiving such notice, the Company shall present copies thereof to its counsel and if such proposed transfer is an exempt transaction under the Act, the Company shall permit such transfer subject to the transferee agreeing to be bound by the terms and provisions of this Agreement.

                  (b) Requisite Stockholder Approval of Transaction and any Subsequent Exchange; Voting Agreement. Notwithstanding any other provision of this Agreement, as soon as reasonably practicable and in no event later than September 30, 2005, the Company shall have presented the transaction represented by this Agreement, together with the proposed mandatory exchange of Preferred Stock for Common Stock described below to its current stockholders in accordance with applicable requirements of the Commission and the AMEX for a vote (or written consent by the requisite number) of such stockholders to approve the transaction evidenced by this Agreement and a mandatory exchange of all shares of Preferred Stock for shares of the Company's Common Stock on the basis of 279 shares of Common Stock for each share of Preferred Stock, to result in an aggregate of 8,788,500 shares of Common Stock to be issued to the Holders (or their respective transferees) which shall then constitute at least 89% of the total issued and outstanding shares of Common Stock of the Company, all of which shall be subject to the listing requirements with the AMEX, but may not be required to be registered pursuant to the Act.

                  (c) Potential Recission. In the event that the stockholders of the Company do not approve by the requisite number of votes either the transaction covered by this Agreement or the mandatory exchange of shares of Common Stock for shares of Preferred Stock described in (b) above, the Holder(s) of the Preferred Stock shall have the option, exercisable by all, but not less than all Holders, at any time after September 30, 2005 until 12:00 noon, local Dallas, Texas time on September 30, 2006 (herein called the "Put Option"), to either (i) rescind in full and revoke the transaction covered by this Agreement by returning all 31,500 shares of Preferred Stock to the Company upon which the Company shall, within two Business Days, deliver back to such Holder(s) all equity securities of any entity owning all of the ordinary shares and other securities of Tacaruna or of Cabletel, or
         (ii) deliver to the Company all 31,500 shares of Preferred Stock of the Company and receive in exchange therefor all of the ordinary shares and other securities of Tacaruna outstanding and owned by the Company such that such Holder(s) shall become the owner and holder of all of the issued and outstanding securities of Tacaruna which in turn continues to own Cabletel.

                  (d) Reimbursement for Governmental Compliance. In the event that the business or properties which FEINC or ARM or Tacaruna or Cabletel will own or use at Closing are not as of that date in compliance with all rules and regulations of any governmental body or agency with jurisdiction over it, and in the event that substantial efforts are required to secure such compliance, the Holders shall reimburse the Company for all reasonable and necessary monies expended by the Company alone in order to secure such compliance.

                  (e) Tax Indemnification. Upon written notice by the Company, the Holders shall pay to the Company or Tacaruna, as appropriate, and shall otherwise indemnify, save and hold the Company and Tacaruna harmless from and against the amount of any assessment against, asserted or paid by or on behalf of Cabletel relating to or arising out of the years in which Cabletel was not owned by Tacaruna or was a member of an affiliated group (for which consolidated income tax returns were filed by an entity other than the Company or Tacaruna) under the Internal Revenue Code of 1986, as amended (the "Code"), as applicable, or any other taxing authority with respect to any deficiency asserted by the Internal Revenue Service or such other taxing authority based upon any income tax returns filed under the Code or other taxing authority by Cabletel for any period up to and including the Closing Date hereof or for any tax liability arising against Cabletel prior to the Closing Date which is not reflected in the Financial Statements included on Schedule 1. The Holders shall also be obligated under this paragraph 10(e) for any such assessment caused by any act or failure to act on the part of the Holders after the date hereof.

                  (f) Transferee Liability Indemnification. Upon written notice by the Company or Tacaruna, as the case may be, the Holders shall pay to the Company or Tacaruna, as the case may be, the amount of, and shall otherwise indemnify, save and hold the Company and Tacaruna harmless from and against any and all tax liability of any nature of Cabletel for any period (including the period from the date of organization to the Closing Date) prior to the Closing Date, and the Holders shall also pay to the Company or Tacaruna, as the case may be, the amount of any tax refund received by the Holders attributable to tax payments by Cabletel after the Closing Date which refund is attributable to tax payments by Cabletel for periods prior to the Closing Date.

                  (g) Indemnity. The Holders hereby agree to indemnify the Company and Tacaruna and to hold the Company and Tacaruna harmless from and against any and all liabilities and obligations, including without limitation, any and all damages, losses, claims, actions, proceedings, liens, judgments, agreements and undertakings (hereinafter collectively referred to as "Losses") arising out of or related to (i) any breach or failure of observance or performance by the Holders for any one or more of the representations, warranties, covenants, agreements or commitments made by the Holders hereunder or under any other agreement among the Holders, Cabletel, Tacaruna, FEINC, ARM and/or the Company,
         (ii) any of the threatened or pending litigation described on Schedule 5, or (iii) any adjustments or payments required to be made by the Holders in favor of Tacaruna or the Company hereunder.

         13. Conditions Precedent to the Obligations of the Company. All obligations of the Company hereunder are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any or all of which may be waived in writing by Tacaruna or the Company, as the case may be:

                  (a) Representations and Warranties. The representations and warranties of the Holders contained in paragraph 9 hereof shall have been accurate in all material respects as of the date hereof, shall be deemed to be made at the Closing Date and, except to the extent necessary to reflect the consummation of the transactions provided for herein or approved in writing by the Company, shall be then true and accurate in all material respects.

                  (b) No Material Loss. As of the Closing, except as otherwise provided or permitted in paragraph 9(e) all of the assets of Cabletel shall be as reflected in the financial statements described in paragraph 9(d) above as adjusted for the ordinary course of Cabletel's business to the Closing Date, and Cabletel shall not have suffered a material loss of, or damage to, any assets due to any cause whatsoever, and no event or condition of any character shall have accrued or shall exist or with notice or lapse of time or both would exist, materially and adversely affecting the business, contracts, assets, financial condition or results of operations of Cabletel.

                  (c) Covenant Performance. The Holders and Cabletel shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by either of them prior to the Closing Date.

                  (d) Officer's Certificate. The Holders shall have delivered to the Company a certificate of an executive officer dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subparts (a), (b) and (c) of this paragraph.

         14. Conditions Precedent to the Holder's Obligations. All obligations of the Holders hereunder are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any or all of which may be waived in writing by the Holders:

                  (a) Authorization. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and effectively authorized by the Board of Directors of the Company in accordance with its terms, and the Company shall deliver to the Holders a copy of the resolutions so adopted by the Board of Directors or governing body, certified by the Secretary or an Assistant Secretary of the Company.

                  (b) Representations and Warranties. The representations and warranties of the Company contained in paragraph 10 shall have been accurate in all material respects as of the date hereof, shall be deemed to be made at the Closing Date, and except to the extent necessary to reflect the consummation of the transactions provided for herein or approved by a majority of the Holders in writing, shall be then true and accurate in all material respects.

                  (c) Covenant Performance. The Company shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by the Company prior to the Closing Date, if any.

                  (d) Effectiveness of Certificate of Designations; Delivery of Preferred Stock. The Certificate of Designations shall have been filed with and approved by the Secretary of State of Nevada, and the Company shall be prepared to issue the Preferred Stock to the Holders and shall provide appropriate evidence of such filing and readiness to the Holders.

                  (e) Officer's Certificate. The Company shall have delivered to the Holders a certificate of its President or one of its Vice Presidents or an authorized executive officer dated as of the Closing Date certifying (i) to the fulfillment of the conditions specified in paragraphs (a), (b) and (c) of this paragraph, and (ii) that no suit, action, arbitration or other proceeding is pending or has been threatened against or relating to the Company which might affect the transactions contemplated by this Agreement or the business and properties of Cabletel after giving effect to the transfers hereunder.

         15. Transactions and Delivery at Closing. At the Closing, the parties hereto shall perform or deliver the following:

                  (a) Deliveries and Performance of the Holders. At the Closing, the Holders, contemporaneously with the performance by the Company of its obligations to be performed at the Closing, shall deliver to the Company the following:

                           (i) certificates representing all of the shares of
                  stock, whether common or preferred, of FEINC and all of the shares of stock, whether common or Preferred, of ARM, duly-endorsed for transfer with all necessary documentary transfer tax stamps affixed, if any;

                           (ii) the FEINC, ARM, Tacaruna and Cabletel governing
                  instruments, including articles of organization, bylaws, minute books, stock certificate books, seals, books of account, bank accounts and records and other existing documents and records of FEINC, ARM, Tacaruna and Cabletel;

                           (iii) resignations of such officers, directors or
                  officials of Cabletel as shall be requested by the Company;

                           (iv) any other documents and agreements not
                  previously delivered pursuant to paragraph 14 above.

                  (b) Deliveries and Performance by the Company. At the Closing, the Company, contemporaneously with the performance by the Holders of each of their obligations to be performed at the Closing, shall deliver to the Holders the following:

                           (i) one or more certificates representing the
                  Preferred Stock issued to and standing in the name of each of the Holders as set forth in paragraph 5 above;

                           (ii) such other documents and instruments as shall
                  have not been previously delivered pursuant to paragraph 13 above.

         16. Termination. This Agreement may be terminated at any time before, but not later than, the Closing hereunder by:

                  (a) the mutual consent of the parties hereto, with the Holders acting by a majority in number;

                  (b) the Company if any of the conditions provided for in paragraph 17 of this Agreement have not been met by the Closing Date, if and as postponed, or have not been waived;

                  (c) by the Holders (acting by a majority in number) if any of the conditions provided for in paragraph 14 of this Agreement have not been met by the Closing Date, if and as postponed, or have not been waived;

                  (d) by any party to this Agreement if the Closing has not taken place by the close of business on November 19, 2004.

Any party may, at their election, waive any or all of its foregoing rights to terminate this Agreement and shall be deemed to have waived those rights upon the Closing of this Agreement to the extent such waiver is made with actual knowledge of such termination right. If the Closing of the transactions under this Agreement shall not have occurred by the date specified above because of the inability of one of the parties by reason or cause beyond their respective control to carry out performances contemplated by this Agreement, no party to this Agreement shall be liable to any other party for any loss, damage or expense, and the only remedy shall be to terminate this Agreement by notice to the other parties as to the underperformed part of this Agreement.

         17. Miscellaneous.


                  (a) Costs and Expenses. Except as otherwise provided in this Agreement, each party hereto shall bear its own costs, expenses and fees incurred or assumed by such party in the preparation or execution of this Agreement and in complying with the covenants and conditions herein, whether or not the transactions contemplated hereby shall be consummated.

                  (b) Notices. Any notice or other communication required or permitted to be given by this Agreement or any other document or instrument referred to herein or executed in connection herewith must be given in writing (which may be by telecopy followed by mail or personal delivery), and must be personally delivered or mailed by prepaid, certified or registered mail, to the party to whom such notice or communication is directed, at the address of such party set forth opposite his name on the signature pages to this Agreement. Subject to the other provisions of this Agreement, any party may change its address (or redesignate the Person to whom such notice shall be delivered) for purposes of this Agreement by giving notice of such change to the other party pursuant to this section. In each instance, with respect to any such notice so given, it shall only be effective upon receipt by the party intended to receive same.

                  (c) Further Cooperation. To the extent that any party's further approval or other action is deemed necessary or desirable by the other party in order to effectuate the terms and conditions of this Agreement and the conveyances, the parties hereby agree to execute all reasonable documents and all actions reasonably requested by the other party to effectuate the terms and conditions of this Agreement.

                  (d) Contents of Agreement; Parties-in-Interest; Assignments. This Agreement, together with the exhibits annexed hereto and other documents executed in connection with the Closing, sets forth the entire understanding of the parties with respect to the actions contemplated hereby and any previous agreements or understandings between the parties regarding the subject matter hereof is merged into and superseded by this Agreement. All representations, warranties, covenants, terms, conditions and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. This Agreement may not be assigned by either party hereto without the prior written consent of the other party.

                  (e) Captions. The captions or titles of any paragraph or provision of this Agreement or any exhibit annexed hereto are for convenience of reference only, are not to be construed as a part of this Agreement, and shall not operate or be construed as defining or limiting in any way the scope of any provision hereof

                  (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which collectively shall constitute one and the same instrument representing the agreement between the parties hereto, and it shall not be necessary for the proof of this Agreement that any party produce or account for more than one such counterpart.

                  (g) Modification or Waiver. This Agreement may be amended, modified or superseded and any of the terms, covenants, representations, warranties or conditions hereof may be waived, but only by a written instrument executed by the parties hereto. No waiver of any nature, in any one or more instance, shall be deemed to be or be construed as a as a further or continued waiver of any condition or any breach of any other term, covenant, representation or warranty in this Agreement. This Agreement and each revision hereof may not waived, altered, amended or modified, except in writing, duly executed by both parties.

                  (h) Governing Law and Enforcement. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas, the state in which it was negotiated, executed and delivered. Should any clause, sentence, section or paragraph of this Agreement be judicially or administratively declared to be invalid, unenforceable or void under the laws of the State of Texas or the United States of America, or any agency or subdivision thereof, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement and the parties hereto agree that the part or parts of this Agreement so held to be valid, unenforceable or void shall be deemed to have been deleted herefrom and the remainder shall have the same force and effect as if such part or parts had never been included herein. In the event any party hereto shall fail to perform any of its obligations under this Agreement such party hereby agrees to pay all reasonable expenses, including attorneys' fees, which may be incurred by any party hereto which is successful in enforcing this Agreement.

                  (i) Facsimile. This Agreement may be transmitted by facsimile transmission, and it is the intent of the Parties for the facsimile of any autograph reproduced by a receiving facsimile machine to be an original signature, and for the facsimile of any complete photocopy of this Agreement to be deemed an original counterpart.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date and year first above written.

         ADDRESSES, TELEPHONE NOS.,
     FACSIMILE NOS., ETC., FOR NOTICES


                                                  GREENBRIAR CORPORATION, a
                                                  Nevada corporation


1755 Wittington Place, Suite 340                  By: /s/ Gene S. Bertcher
Dallas, Texas 75234                                   --------------------------
972-407-8215 (Telephone)                          Name:  Gene S. Bertcher
             (Facsimile)                                 -----------------------
------------                                      Title: President
                                                         -----------------------


--------------------
Dallas, Texas 752                                 /s/ Ronald Finley
                 ---                              ------------------------------
              (Telephone)                         Ronald Finley
------------
              (Facsimile)
------------



--------------------
Dallas, Texas 752                                 /s/ Jeffrey A. Finley
                 ---                              ------------------------------
              (Telephone)                         Jeffrey A. Finley
------------
              (Facsimile)
------------



1800 Valley View Lane, Suite 300
Dallas, Texas 75234                               /s/ Bradford A. Phillips
              (Telephone)                         ------------------------------
------------                                      Bradford A. Phillips
              (Facsimile)
------------



1800 Valley View Lane, Suite 300
Dallas, Texas 75234                               /s/ Gene E. Phillips
              (Telephone)                         ------------------------------
------------                                      Gene E. Phillips
              (Facsimile)
------------